                                   ROHR, INC.

                                      AND

                       IBJ SCHRODER BANK & TRUST COMPANY,

                                   AS TRUSTEE

                          ----------------------------

                                  $100,000,000

                           11 5/8% Senior Notes due 2003

                          ----------------------------

                                   INDENTURE

                            Dated as of May 15, 1994

                               TABLE OF CONTENTS
                               -----------------


                                                                                 Page
                                                                                 ----

ARTICLE 1         Definitions.................................................     1
   SECTION 1.01      Definitions..............................................     1
   SECTION 1.02      Other Definitions........................................    20
   SECTION 1.03      Incorporation by Reference of Trust Indenture Act........    21
   SECTION 1.04      Rules of Construction....................................    21

ARTICLE 2         The Senior Notes............................................    22
   SECTION 2.01      Form and Dating..........................................    22
   SECTION 2.02      Execution and Authentication.............................    22
   SECTION 2.03      Registrar and Paying Agent...............................    23
   SECTION 2.04      Paying Agent To Hold Money in Trust......................    23
   SECTION 2.05      Holder Lists.............................................    23
   SECTION 2.06      Transfer and Exchange....................................    24
   SECTION 2.07      Replacement Senior Notes.................................    24
   SECTION 2.08      Outstanding Senior Notes.................................    24
   SECTION 2.09      When Treasury Senior Notes Disregarded...................    25
   SECTION 2.10      Temporary Senior Notes...................................    25
   SECTION 2.11      Cancellation.............................................    25
   SECTION 2.12      Defaulted Interest.......................................    25
   SECTION 2.13      CUSIP Number.............................................    26

ARTICLE 3         Redemption..................................................    26
   SECTION 3.01      Notices to Trustee.......................................    26
   SECTION 3.02      Selection of Senior Notes To Be Redeemed.................    26
   SECTION 3.03      Notice of Redemption.....................................    27
   SECTION 3.04      Effect of Notice of Redemption...........................    27
   SECTION 3.05      Deposit of Redemption Price..............................    28
   SECTION 3.06      Senior Notes Redeemed in Part............................    28

ARTICLE 4         Covenants...................................................    28
   SECTION 4.01      Payment of Senior Notes..................................    28
   SECTION 4.02      Commission Reports.......................................    28
   SECTION 4.03      Compliance Certificate...................................    29
   SECTION 4.04      Maintenance of Office or Agency..........................    29
   SECTION 4.05      Limitation on Indebtedness...............................    30
   SECTION 4.06      Limitation on Restricted Payments........................    30
   SECTION 4.07      Limitations on Payment Restrictions Affecting
                       Subsidiaries...........................................    31
   SECTION 4.08      Limitations on Transactions with Affiliates..............    33
   SECTION 4.09      Limitation on Subsidiary Indebtedness and
                       Preferred Stock........................................    33
   SECTION 4.10      Limitation on Sale of Assets.............................    35

   SECTION 4.11      Limitation on Liens......................................    37
   SECTION 4.12      Continued Existence......................................    38
   SECTION 4.13      Taxes....................................................    38
   SECTION 4.14      Stay, Extension and Usury Laws...........................    39
   SECTION 4.15      Investment Company Act...................................    39
   SECTION 4.16      Change of Control........................................    39
   SECTION 4.17      Limitation on Sale and Leaseback Transactions............    41
   SECTION 4.18      Appointments to Fill Vacancies in Trustee's Office.......    41
   SECTION 4.19      Further Instruments and Acts.............................    41

ARTICLE 5         Successors..................................................    42
   SECTION 5.01      When the Company May Merge, Etc..........................    42
   SECTION 5.02      Successor Corporation Substituted........................    43
   SECTION 5.03      Purchase Option on Change of Control.....................    43

ARTICLE 6         Defaults and Remedies.......................................    44
   SECTION 6.01      Events of Default........................................    44
   SECTION 6.02      Acceleration.............................................    45
   SECTION 6.03      Other Remedies...........................................    46
   SECTION 6.04      Waiver of Past Defaults..................................    46
   SECTION 6.05      Control by Majority......................................    46
   SECTION 6.06      Limitation on Suits......................................    47
   SECTION 6.07      Rights of Holders To Receive Payment.....................    47
   SECTION 6.08      Collection Suit by Trustee...............................    47
   SECTION 6.09      Trustee May File Proofs of Claim.........................    48
   SECTION 6.10      Priorities...............................................    48
   SECTION 6.11      Undertaking for Costs....................................    48

ARTICLE 7         The Trustee.................................................    48
   SECTION 7.01      Duties of the Trustee....................................    49
   SECTION 7.02      Rights of the Trustee....................................    50
   SECTION 7.03      Individual Rights of the Trustee.........................    50
   SECTION 7.04      Trustee's Disclaimer.....................................    50
   SECTION 7.05      Notice of Defaults.......................................    51
   SECTION 7.06      Reports by the Trustee to Holders........................    51
   SECTION 7.07      Compensation and Indemnity...............................    51
   SECTION 7.08      Replacement of the Trustee...............................    52
   SECTION 7.09      Successor Trustee by Merger, Etc.........................    53
   SECTION 7.10      Eligibility, Disqualification............................    53
   SECTION 7.11      Preferential Collection of Claims Against Company........    53

ARTICLE 8          Satisfaction and Discharge of Indenture....................    54
   SECTION 8.01       Termination of Company's Obligations....................    54
   SECTION 8.02       Application of Trust Money..............................    57
   SECTION 8.03       Repayment to Company....................................    57
   SECTION 8.04       Reinstatement...........................................    57

ARTICLE 9          Amendments.................................................    58
   SECTION 9.01       Without the Consent of Holders..........................    58
   SECTION 9.02       With the Consent of Holders.............................    58
   SECTION 9.03       Compliance with the Trust Indenture Act.................    59
   SECTION 9.04       Revocation and Effect of Consents.......................    59
   SECTION 9.05       Notation on or Exchange of Senior Notes.................    60
   SECTION 9.06       Trustee Protected.......................................    60

ARTICLE 10         General Provisions.........................................    60
   SECTION 10.01      Trust Indenture Act Controls............................    60
   SECTION 10.02      Notices.................................................    61
   SECTION 10.03      Communication by Holders With Other Holders.............    61
   SECTION 10.04      Certificate and Opinion as to Conditions Precedent......    61
   SECTION 10.05      Statements Required in Certificate or Opinion...........    62
   SECTION 10.06      Rules by Trustee and Agents.............................    62
   SECTION 10.07      Legal Holidays..........................................    63
   SECTION 10.08      No Recourse Against Others..............................    63
   SECTION 10.09      Counterparts............................................    63
   SECTION 10.10      Other Provisions........................................    63
   SECTION 10.11      Governing Law...........................................    64
   SECTION 10.12      No Adverse Interpretation of Other Agreements...........    64
   SECTION 10.13      Successors..............................................    64
   SECTION 10.14      Severability............................................    64
   SECTION 10.15      Table of Contents, Headings, Etc........................    64

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION
- - ---------------------------
                                                         INDENTURE SECTION
                                                         -----------------

310(a)(1).............................................................7.10
(a)(2)................................................................7.11
(a)(3)................................................................N.A
(a)(4)................................................................N.A
(b)......................................................7.08, 7.10, 10.02
(c)...................................................................N.A

311(a)................................................................7.11
(b)...................................................................7.11
(c)...................................................................N.A.

312(a)................................................................2.05
(b)..................................................................10.03
(c)..................................................................10.03

313(a)................................................................7.06
(b)(1)................................................................N.A.
(b)(2)................................................................7.06
(c)............................................................7.06, 10.02
(d)...................................................................7.06

314(a).........................................................4.01, 10.02
(b)...................................................................N.A.
(c)(1)...............................................................10.04
(c)(2)...............................................................10.04
(c)(3)................................................................N.A.
(d)...................................................................N.A.
(e)..................................................................10.05
(f)...................................................................N.A.

315(a).............................................................7.01(b)
(b)............................................................7.05, 10.02
(c)................................................................7.01(a)
(d)................................................................7.01(c)
(e)...................................................................6.11

316(a)(last sentence).................................................2.09
(a)(1)(A).............................................................6.05
(a)(2)(B).............................................................6.04
(a)(2)................................................................N.A.
(b)...................................................................6.02

317(a)(1).............................................................6.08
(a)(2)................................................................6.09
(b)...................................................................2.04

318(a)...............................................................10.01

N.A.  means not applicable.

- - --------------------------
* This Cross-Reference Table is not part of the Indenture.

     THIS INDENTURE, dated as of May 15, 1994, is between Rohr, Inc., a Delaware corporation (the "Company"), and IBJ Schroder Bank & Trust Company, a New York banking corporation ("Trustee"). The Company has duly authorized the creation of its 11 5/8% Senior Notes due 2003 (the "Senior Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders from time to time of the Senior Notes.


                                   ARTICLE 1

                                  Definitions

SECTION 1.01  Definitions.
              -----------

     "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person and its Subsidiaries existing at the time such other Person merged with or into or became a Subsidiary of such specified Person or assumed by the specified Person in connection with the acquisition of assets from such other Person including, without limitation, Indebtedness of such other Person and its Subsidiaries incurred in connection with or in anticipation of (a) such other Person and its Subsidiaries being merged with or into or becoming a Subsidiary of such specified Person or (b) such acquisition by the specified Person.

     "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person, as the case may be, or any Person who beneficially owns (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, 10% or more of the equity interests of the referent Person or warrants, options or other rights to acquire or hold more than 10% of any class of equity interests of the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of the referent Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Asset Sale" means any sale, lease, transfer, exchange or other disposition by the Company or any Subsidiary (or series of related sales, leases, transfers, exchanges or dispositions) in excess of $1,000,000, including, without limitation, dispositions pursuant to merger, consolidation or sale and leaseback transactions, of (a) shares of Capital Stock of a Subsidiary of the Company (pro rated to the extent of the Company's interest therein), (b) all or substantially all of the properties and assets of any division or line of business of the

Company or any Subsidiary of the Company or (c) any other property or assets of the Company (pro rated to the extent of the Company's interest therein) or of any Subsidiary of the Company (pro rated to the extent of the Company's interest therein,) (each referred to for purposes of this definition as a "disposition") by the Company or by any of its Subsidiaries (other than (i) dispositions by the Company to a Wholly Owned Subsidiary of the Company or by a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company, (ii) sales or other dispositions of inventory in the ordinary course of business,
(iii) any disposition of properties or assets that is consummated in accordance with the provisions of Section 5.01, (iv) any disposition of any account receivable pursuant to the Pooling and Servicing Agreement, (v) dispositions by the Company or any Subsidiary of the Company of the business jet product line, the overhaul and repair business, as conducted by Rohr Aero Services, Inc. and Rohr Aero Services Europe, respectively, on the Issue Date, the Hagerstown, Maryland plant and the Auburn, Washington plant, in each case, including related assets, (vi) the disposition by the Company or any Subsidiary of the Company of interests owned on the Issue Date in two trusts which own an Airbus A300 aircraft and a McDonnell Douglas DC10 aircraft, respectively and (vii) the disposition of Building 107 (at the Company's facility in Chula Vista, California) to (A) any pension plan of the Company or (B) to any other Person if the net proceeds of such disposition are delivered to any pension plan referred to in clause (A) of this definition, in either case resulting in the full satisfaction (or in case the full amount of such net proceeds are so delivered and shall be insufficient to effect such full satisfaction, the partial satisfaction,) of the Company's funding liabilities with respect to any such pension plans).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or security, the quotient obtained by dividing (a) the sum of the product of (i) the number of years from such date to the date of each successive scheduled principal or redemption payment of such Indebtedness or security multiplied by (ii) the amount of such principal or redemption payment by (b) the sum of all such principal or redemption payments.

     "Bank Agent" means, at any time, the then-acting agent under the Revolving Credit Agreement, which shall initially be Citicorp USA, Inc.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock, including each class of Common Stock or Preferred Stock of such Person, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     "Capitalized Lease Obligation" means any obligation under a lease that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this Indenture, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within three years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a long-term rating of at least A from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's") or a short-term rating of at least A-1 from S&P or P-1 from Moody's, (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit, bankers' acceptances, time deposits, eurocurrency deposits or similar types of investments routinely offered by commercial banks and maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch of a foreign bank having, at the date of acquisition thereof, combined capital and surplus of not less than $500 million, (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the qualifications specified in clause (d) above or with investment banks reporting to the Market Reports Division of the Federal Reserve Bank ("FRB") meeting the FRB's capital criteria and having a long-term rating of at least A from either S&P or Moody's and (f) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

     "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company): (a) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as determined in accordance with
Section 13(d) of the Exchange Act, whether or not applicable (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise (i) be or become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable) of 50% or more of the combined voting power of the then outstanding Voting Stock of the Company or (ii) have the ability to elect, directly or indirectly, a majority of the members of the Board of Directors of the Company or other equivalent governing body thereof, (b) the stockholders of the Company shall approve any Plan of Liquidation of the Company (whether or not otherwise in compliance with the provisions of this Indenture), (c) individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors of the Company (together with any new directors whose election or appointment by the Board of Directors of the Company or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board of Directors of the Company then still in office who either were members of the Board of Directors of the Company at the beginning of such period or whose election, appointment or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office, or (d) the direct or indirect sale, lease, exchange or other transfer, in one transaction or a series of related transactions, of all or substantially all of the property or assets of the Company to any Person or Group of Persons (whether or not otherwise in compliance with the provisions of this Indenture).

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of any Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such above until a successor replaces it in accordance with Article 5 and thereafter means the successor.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) the aggregate amount of EBITDA of such Person for the four full fiscal quarters ending on or immediately prior to the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to (b) the aggregate Consolidated Fixed Charges of such Person for such Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Issue Date, EBITDA and Consolidated Fixed Charges shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the issuance of the Senior Notes and the application of the net proceeds therefrom occurred on the first day of the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (x) the incurrence or retirement, as the case may be, of any Indebtedness (including Acquired Indebtedness) of such Person or of any of its Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence or retirement, as the case may be, occurred on the first day of the Reference Period and (y) the EBITDA attributable to any Person, business, property or asset acquired or divested during the Reference Period (provided that with respect to any such acquisition, only to the extent the EBITDA of such Person is otherwise includible in the referent Person's

EBITDA) as if such transaction occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the entire Reference Period; and (iii) notwithstanding the foregoing, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Interest Expense and (b) the product of (i) the amount of all dividend requirements whether in cash or otherwise (except dividends payable in shares of Common Stock) paid, accrued or scheduled to be paid or accrued during such period multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between 1 and 0) of such Person (as reflected in the audited consolidated financial statements of such Person for the most recently completed fiscal year).

     "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, including all amortization of original issue discount, the interest component of Capitalized Lease Obligations, net cash costs under all Interest Rate Protection Agreements (including amortization of fees), all capitalized interest, the interest portion of any deferred payment obligations for such period and cash contributions to any employee stock ownership plan to the extent such contributions are used by such employee stock ownership plan to pay interest or fees to any Person (other than the referent Person or one of its Wholly Owned Subsidiaries) in connection with loans incurred by such employee stock ownership plan to purchase capital stock of the referent Person, but net of any amortization of any debt issuance costs. If the Person for whom this calculation is being made or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the calculation shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness as of the first day of the Reference period.

     "Consolidated Net Income" means, with respect to any Person for any period, the consolidated net income (or deficit) of such Person and its Consolidated Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP consistently applied, provided that the net income of any other Person (other than a Subsidiary) in which the referent Person or any Subsidiary of the referent Person has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of the referent Person in accordance with GAAP) shall be included only to the extent of the lesser of (a) such net income that has been actually received by the referent Person or Wholly Owned Subsidiary of the referent Person in the form of cash dividends or similar cash distributions (subject to, in the case of a dividend or other distribution to a Wholly Owned Subsidiary of the referent Person, the limitations set forth in clause (i)(1) of the next proviso hereof) or (b) the net income of such other Person (which in no event shall be less than zero); provided further, that there shall be excluded (i)(1) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (2) the net income of any Person acquired in a pooling of interests transaction accrued prior to the date it became a Subsidiary of the referent Person, and (3) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, or any successor thereto; (ii) any gain (but not loss), net of any related provisions for taxes, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to Sale-Leaseback Financings) of any property or assets which are not sold or otherwise disposed of in the ordinary course of business and upon the sale or other disposition of any Capital Stock of any Subsidiary of the referent Person; (iii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of the referent Person; (iv) any extraordinary gain (but not extraordinary loss) net of any related provision for taxes on any such extraordinary gain; (v) any amounts paid or accrued as dividends on Preferred Stock of such Person or Preferred Stock of any Subsidiary of such Person; (vi) income or loss attributable to discontinued operations; and (vii) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of a Person at any date means the Consolidated Stockholders' Equity of such Person less (a) the amount of any gain resulting, directly or indirectly, from the extinguishment, retirement or repurchase of any Indebtedness of such Person or of any of its Subsidiaries, (b) any revaluation or other write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or a Consolidated Subsidiary and (c) any amounts attributable to the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or of any of its Subsidiaries. Notwithstanding any of the foregoing, net deferred income tax assets recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"), shall be calculated without regard to any valuation allowance with respect to such net deferred tax asset recorded by the Company in accordance with SFAS 109.

     "Consolidated Stockholders' Equity" as of any date means, with respect to any Person, the amount by which the assets of such Person and of its Subsidiaries on a consolidated basis exceed (a) the total liabilities of such Person and its Subsidiaries on a consolidated basis, plus (b) any redeemable Preferred Stock (including Disqualified Capital Stock) of such Person or any redeemable Preferred Stock (including Disqualified Capital Stock) of any Subsidiary of such Person issued to any Person other than to such Person or to a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

     "Consolidated Subsidiary" of any Person means a Subsidiary which for financial reporting purposes is or, in accordance with GAAP, should be, accounted for by such Person as a consolidated subsidiary.

     "Consolidated Tax Expense" means, with respect to any Person for any period, the aggregate of the U.S. Federal, state and local tax expense attributable to taxes based on income and foreign income tax expenses of such Person and its Consolidated Subsidiaries for such period (net of any income tax benefit), determined in accordance with GAAP.

     "Convertible Subordinated Notes" means the 7 3/4% Convertible Subordinated Notes due 2004 of the Company offered concurrently with the Senior Notes.

     "Convertible Subordinated Note Indenture" means that certain indenture by and between the Company and The Bank of New York, as Trustee, governing the Convertible Subordinated Notes as amended or supplemented from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined in Section 6.01).

     "Disqualified Capital Stock" means any Capital Stock that, other than solely at the option of the issuer thereof, by its terms (or by the terms of any security into which it is convertible or exchangeable) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, in whole or in part, or has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due on or prior to the first anniversary of the Maturity Date of the Senior Notes, or is convertible into or exchangeable for debt securities at the option of the holder thereof at any time prior to such Maturity Date.

     "EBITDA" for any Person means for any period for which it is to be determined the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income of such Person for such period, plus (b) only to the extent Consolidated Net Income has been reduced thereby, (i) Consolidated Tax Expense of such Person paid or accrued in accordance with GAAP for such period, (ii) Consolidated Interest Expense of such Person for such period, (iii) depreciation and amortization expenses (including, without limitation, amortization of capitalized debt issuance costs) of such Person and its Consolidated Subsidiaries for such period; all as determined on a consolidated basis in conformity with GAAP consistent with those principles applied in the preparation of the audited financial statements of such Person and its Consolidated Subsidiaries on the Issue Date; provided that if a Person has any Subsidiary that is not a Wholly Owned Subsidiary, EBITDA of such Person shall be reduced by an amount equal to (1) the Consolidated Net Income of such Subsidiary for such period multiplied by (2) the quotient of (A) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or by any Wholly Owned Subsidiary of such Person that is not subject to any encumbrance or restriction on the payment of dividends to such Person divided by (B) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" has the meaning set forth in the definition of Permitted Refinancing Indebtedness.

     "Fair Market Value" or "fair value" means, with respect to any asset or property or Capital Stock, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed, willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a written resolution of said Board of Directors (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee, provided that if the aggregate non-cash consideration to be received by the Company or any of its Subsidiaries from any Asset Sale shall exceed $10,000,000, then Fair Market Value shall be determined by an Independent Financial Advisor.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable" and "incurring" shall have meanings correlative to the foregoing), provided that the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount shall not be deemed an incurrence of Indebtedness, provided, further, that (a) any Indebtedness or Disqualified Capital Stock of a Person existing at the time such Person becomes (after the Issue Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary of the Company and (b) any amendment, modification or waiver of any document pursuant to which Indebtedness was previously incurred shall be deemed to be an incurrence of Indebtedness unless such amendment, modification or waiver does not (i) increase the principal or premium thereof or interest rate thereon (including by way of original issue discount), (ii) change to an earlier date the Stated Maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed, (iii) if such Indebtedness is subordinated to the Senior Notes, modify or affect, in any manner adverse to the holders such subordination, (iv) if the Company is the obligor thereon, provide that a Subsidiary of the Company not already an obligor thereon shall be an obligor thereon or (v) violate, or cause the Indebtedness to violate, the provisions described under Sections 4.07 and
4.11 of this Indenture.

     "Indebtedness" means, with respect to any Person, at any date, any of the following, without duplication, (a) any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) (ii) evidenced by a note, bond, debenture or similar instrument or (iii) for the payment of money relating to a Capitalized Lease Obligation or other obligations (whether issued or assumed) relating to the deferred purchase price of property or services but excluding advances, deposits, partial and progress payments, unpaid wages and related employee obligations, trade accounts payable and accrued liabilities in each case arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) all conditional sale obligations and all obligations under any title retention agreement (even if the rights and remedies of the seller under such agreement in the event of default are limited to repossession or sale of such property); (c) reimbursement obligations of such Person with respect to letters of credit and all obligations of such Person in respect of any banker's acceptance or similar credit transaction entered into in the ordinary course of business; (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, provided that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the Fair

Market Value of the assets or property securing such Lien; (e) all Indebtedness of others guaranteed (including all dividends of other Persons the payment of which is guaranteed), directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds; (f) all Disqualified Capital Stock issued by such Person (other than such Disqualified Capital Stock owned by the referent Person or by any Wholly Owned Subsidiary of the referent Person, provided that if any Wholly Owned Subsidiary of the referent Person shall cease to be a Wholly Owned Subsidiary of the referent Person or shall transfer such Disqualified Capital Stock (other than to the referent Person or another Wholly Owned Subsidiary of the referent Person) the date on which such Wholly Owned Subsidiary so ceases to be a Wholly Owned Subsidiary of the referent Person or so transfers such Disqualified Capital Stock shall be deemed to be the issuance of such Disqualified Capital Stock by the Subsidiary issuer thereof) with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends if any; and (g) all obligations under Currency Agreements and Interest Rate Protection Agreements. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

     "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect a Person or any of its Subsidiaries against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the Issue Date or becomes a party or a beneficiary thereafter.

     "Investment" by any Person means (a) any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property (valued at the Fair Market Value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise), (b) any direct or indirect purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) any direct or indirect guarantee or assumption of the Indebtedness of any other Person, and
(d) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Issue Date" means the date on which the Senior Notes are originally issued under this Indenture.

     "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, including any sale and leaseback transaction, any option or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

     "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with generally accepted accounting principles as then in effect.

     "Maturity Date" means May 15, 2003.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) reasonable third-party brokerage commissions and other reasonable third-party fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes as a result of such Asset Sale computed on a consolidated basis reflecting the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that was incurred in accordance with this Indenture and that either (i) is secured by a Lien incurred in accordance with this Indenture on the property or assets sold or (ii) is required to be paid as a result of such sale in each case to the extent actually repaid in cash and (d) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against liabilities associated with such Asset Sale, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with generally accepting accounting principles as then in effect. For purposes of this definition and
Section 4.10, "cash" means U.S. dollars or such money as is freely and readily convertible into U.S. dollars.

     "Net Equity Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock of the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in other property (valued as determined reasonably and in good faith by the Board of Directors of the Company, as evidenced by a written resolution of said Board of Directors, at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding Indebtedness of the Company or any Subsidiary for or into shares of Qualified Capital Stock of the Company, the amount of such Indebtedness (or, if such Indebtedness was issued at an amount less than the stated principal amount thereof, the accrued amount thereof as determined in accordance with generally accepted accounting principles as then in effect) as reflected in the consolidated financial statements of the Company prepared in accordance with generally accepted accounting principles as then in effect as of the most recent date next preceding the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness of the Company or to any wholly owned Subsidiary of the Company upon such exchange, exercise, conversion or surrender) and less any and all payments made to the holders of such Indebtedness, and all other expenses incurred by the Company in connection therewith, in the case of each of clauses (a) and (b) to the extent consummated after the Issue Date, provided that the exchange exercise, conversion or surrender of any Indebtedness outstanding on the Issue Date, including the Convertible Subordinated Notes, which is subordinated (whether pursuant to its terms or by operation of law) to the Senior Notes shall not be or be deemed to be included in Net Equity Proceeds.

     "New Indebtedness" has the meaning set forth in the definition of Permitted Refinancing Indebtedness.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any other executive officer, the Secretary and any Assistant Treasurer or any Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer, the treasurer or principal accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee except to the extent otherwise indicated in this Indenture.

     "Pari Passu Indebtedness" means the Senior Notes and any Indebtedness under the Company's Revolving Credit Agreement, its 9.33% Senior Notes due 2002, its 9.35% Senior Notes due 2000, and any other Indebtedness permitted under this Indenture which is pari passu in right of payment with the Senior Notes.

     "Permitted Indebtedness" means, without duplication, (a) Indebtedness of the Company and its Subsidiaries remaining outstanding immediately after the Issue Date after giving effect to the consummation of the transactions described in the Prospectus under "Use of Proceeds"; (b) $110 million of Indebtedness of the Company evidenced by or arising under the Revolving Credit Agreement; (c) Indebtedness of the Company evidenced by or arising under the Senior Notes and this Indenture; (d) Permitted Refinancing Indebtedness incurred by the Company or by any of its Subsidiaries; (e) unsecured Indebtedness of the Company to a Wholly Owned Subsidiary of the Company, provided that (i) any Indebtedness of the Company to a Wholly Owned Subsidiary of the Company shall be evidenced by an intercompany promissory note that is subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Senior Notes, and (ii) any subsequent issuance or transfer of Capital Stock of a Wholly Owned Subsidiary of the Company (the "Creditor Subsidiary") that results in such Creditor Subsidiary ceasing to be a Wholly Owned Subsidiary of the Company or any subsequent transfer of Indebtedness owing from the Company to such Creditor Subsidiary (other than a transfer to another Wholly Owned Subsidiary of the Company) shall be deemed in each case to constitute the incurrence of Indebtedness by the Company to the extent of any such Indebtedness then outstanding; (f) Indebtedness of the Company in an aggregate principal amount not to exceed, when added to Indebtedness and Preferred Stock of Subsidiaries of the Company incurred under clause (d) of Section 4.09 hereof, 10% of Consolidated Net Worth of the Company, provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness; and (g) Indebtedness (1) of the Company or of any Subsidiary of the Company in respect of bankers' acceptances provided in the ordinary course of business, (2) of the Company under Currency Agreements and Interest Rate Protection Agreements which are entered into for the purpose of protection against risk of currency or interest rate fluctuations affecting the Company or any of its Subsidiaries in the ordinary course of business that are related to payment obligations of the Company or any of its Subsidiaries otherwise permitted under this Indenture, provided that in the case of Currency Agreements or Interest Rate Protection Agreements that relate to other Indebtedness, such Currency Agreements or Interest Rate Protection Agreements do not increase the obligations of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates, as applicable, or by reason of fees, indemnities and compensation payable thereunder and (3) of the Company or any of the Subsidiaries of the Company in respect of letters of credit issued in connection with self-insurance and reinsurance obligations incurred in the ordinary course of business, provided that the total amount of outstanding Indebtedness incurred under this clause
(3), other than in connection with workers' compensation, unemployment insurance and other social security obligations, shall not exceed $9 million at any one time.

     "Permitted Investments" means (a) investments held in the form of cash and Cash Equivalents; (b) Investments in any Wholly Owned Subsidiary (or any Person which will, upon the making of such Investment, become a Wholly Owned Subsidiary) of the Company by the Company or by any other Wholly Owned Subsidiary of the Company, provided that (i) any Indebtedness evidencing an Investment in a Wholly Owned Subsidiary of the Company shall not be subordinated or junior to any other Indebtedness or other obligation of such Wholly Owned Subsidiary and (ii) such Investment shall only be a Permitted Investment so long as any such Wholly Owned Subsidiary in which the Investment has been made or which has made such Investment remains a Wholly Owned Subsidiary of the Company;
(c) Investments made after the Issue Date, not exceeding $15 million at any one time in excess of Investments made as Restricted Payments, in joint ventures, partnerships or Persons that are not Wholly Owned Subsidiaries of the Company that are made solely for the purpose of acquiring or furthering businesses related to the Company's business; (d) Investments of the Company and its Subsidiaries arising as a result of any Asset Sale otherwise complying with the terms of this Indenture, provided that for each Asset Sale the maximum aggregate amount of Investments permitted under this clause (d) shall not exceed 20% of the total consideration received for such Asset Sale by the Company or any Subsidiary of the Company; (e) Investments in the Company by any Subsidiary of the Company, provided that any Indebtedness evidencing such Investment is subordinated to the Senior Notes; (f) Investments of the Company and its Subsidiaries in the form of promissory notes or deferred payment obligations as a result of the sale of the Company's business jet product line or its Hagerstown, Maryland plant; provided that the aggregate amount of such non-cash consideration does not exceed $15 million; (g) Investments arising from, or of the type contemplated by, the Company's Pooling and Servicing Agreement as in effect on the Issue Date; (h) Investments received in connection with the bona fide settlement of legal proceedings or other disputed obligations arising in the ordinary course of business; (i) loans, advances or other extensions of credit to actual or potential customers or suppliers that are made as part of the purchase or sale of goods or services by the Company or any of its Subsidiaries, as made from time to time by the Company or any Subsidiary in the ordinary course of business and consistent with practices in the industry of the Company; and (j) other

Investments made after the Issue Date in the ordinary course of business of the Company not to exceed $10 million at any one time.

     "Permitted Liens" means, without duplication, (a) Liens for taxes, assessments and governmental charges or levies (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet subject to penalties for non-payment or are being contested in good faith by appropriate proceedings and for which adequate reserves, if required, have been established or other provisions have been made in accordance with GAAP; (b) statutory mechanics', workmen's, materialmen's, operators', warehousemen's, repairmen's, and bankers' liens, and similar Liens imposed by law and arising in the ordinary course of business for sums which are not overdue by more than 15 days, or if so overdue, are being contested in good faith by appropriate proceedings and for which adequate reserves, if required, have been established or other provisions have been made in accordance with GAAP; (c) minor imperfections of, or encumbrances on, title that do not impair the value of property for its intended use; (d) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with (or made to secure reinsurance obligations of the Company or any of its Subsidiaries incurred in connection with its or their obligations with respect to) workers' compensation, unemployment insurance and other types of social security; (e) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (f) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Subsidiaries; (g) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Issue Date, provided that (1) any such Lien is created solely for the purpose of securing Indebtedness (other than Permitted Indebtedness) (A) that is incurred in accordance with Section 4.05 or
4.09 to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 365 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (B) that is Permitted Refinancing Indebtedness to Refinance any Indebtedness previously so secured, (2) the principal amount of the Indebtedness secured by any such Lien does not exceed 100% of such cost and (3) any such Lien shall not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than such item of property or assets and any improvements on such item; (h) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or of any of its Subsidiaries; (i) Liens encumbering property or assets to secure repayment of advances, deposits or progress or partial payments by a customer of the Company or of any of its Subsidiaries relating to such property or assets; (j) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (k) Liens in favor of the Company or any Wholly Owned Subsidiary of the Company; (l) Liens secured by real property or other assets of the Company or of any Subsidiary of the Company in connection with the financing of industrial revenue and similar bond facilities and related obligations or of any equipment or other property designed primarily for the purpose of air or water pollution control, provided that any such Lien on such facilities, equipment or other property shall not apply to any other property or assets of the Company or of such Subsidiary of the Company; (m) Liens arising from the rendering of a final judgment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default; (n) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with this Indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (p) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or fluctuations in the price of commodities; (q) Liens on sales of receivables; (r) Liens in favor of the Trustee arising under this Indenture; (s) Liens incurred or deposits made in the ordinary course of business to secure up to $9 million of self-insurance and reinsurance obligations, other than obligations related to workers' compensation, unemployment insurance and other types of social security; and (t) deposits made to secure procurement credit card obligations arising from miscellaneous, non-repetitive purchases of supplies and services in the ordinary course of business, with no such purchase to exceed $5,000.

     "Permitted Payments" means, so long as no Default or Event of Default shall have occurred and be continuing or would result as a consequence thereof, (a) the prepayment, acquisition, retirement or decrease of Indebtedness of the Company that is subordinated (whether pursuant to its terms or by operation of law) to the Senior Notes that is prepaid, acquired, decreased or retired (i) by conversion into or in exchange for Qualified Capital Stock of the Company or
(ii) in exchange for or with or out of the net cash proceeds of the substantially concurrent sale (other than by the Company to a Subsidiary of the Company) of Permitted Refinancing Indebtedness (b) payroll, travel, relocation and similar advances to employees of the Company or any Subsidiaries in the ordinary course of the Company's business; (c) loans to employees (other than travel advances) not to exceed $500,000 in the aggregate at any one time outstanding; (d) any purchases, redemptions, acquisitions, cancellations or other retirement for value of shares of Capital Stock of the Company or of any Subsidiary of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers, directors or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any stock option plan (or other director officer or employee benefit plan or agreement), upon death, disability, retirement, termination of employment or pursuant to the terms of such plan or agreement and which in the aggregate do not exceed $1,000,000 in any fiscal year; (e) the purchase at a price of not more than $.05 per right of any rights issued or issuable pursuant to currently existing or future rights plans of the Company, provided that such purchase shall not exceed $3 million in the aggregate; or (f) the retirement of shares of the Company's Capital Stock in exchange for or out of the proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of other shares of its Capital Stock (other than Disqualified Capital Stock).

     "Permitted Program Investment" means an investment in design, engineering, tooling or similar costs related to a program undertaken by the Company in the ordinary course of its business.

     "Permitted Refinancing Indebtedness" means Indebtedness of the Company or of any of the Company's Subsidiaries or Preferred Stock of a Subsidiary of the Company, the net proceeds of which are used to Refinance outstanding Indebtedness of the Company or of any of the Company's Subsidiaries that was outstanding as of the Issue Date or incurred in accordance with this Indenture or Preferred Stock of a Subsidiary of the Company that was out standing as of the Issue Date or issued in accordance with this Indenture, provided that (a) if the Indebtedness (including the Senior Notes) being Refinanced (the "Existing Indebtedness") is pari passu with or subordinated to the Senior Notes, then any Indebtedness Refinancing the Existing Indebtedness (the "New Indebtedness") shall be pari passu with or subordinated to, as the case may be, the Senior Notes, at least to the same extent and in the same manner as the Existing Indebtedness is to the Senior Notes, (b) such New Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Existing Indebtedness, (c) such New Indebtedness has an Average Life at the time such New Indebtedness is incurred that is equal to or greater than the Average Life of the Existing Indebtedness as of the date of such Refinancing, (d) such New Indebtedness is in an aggregate principal amount (or, if such New Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount outstanding under the Existing Indebtedness on the date of the proposed Refinancing thereof (or if the Existing Indebtedness was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP as of the date of such proposed Refinancing),
(e) with respect to such Preferred Stock of the Company's Subsidiaries, Preferred Stock issued in exchange for or the proceeds of which are used to Refinance such existing Preferred Stock of a Subsidiary ("New Preferred Stock") shall have (i) a Stated Maturity no earlier than the Stated Maturity of the Preferred Stock being exchanged or Refinanced, (ii) an Average Life at the time such New Preferred Stock is proposed to be incurred that is equal to or greater than the Average Life of the Preferred Stock to be exchanged or Refinanced as of the date of such proposed exchange or Refinancing and (iii) a liquidation value no greater than the liquidation value of the Preferred Stock to be exchanged or Refinanced as of the date of such proposed exchange or Refinancing and (f) if such Existing Indebtedness is Indebtedness solely of the Company, such New Indebtedness will only be permitted if it is Indebtedness solely of the Company.

     "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan of Liquidation" means a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously) (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than as an entirety or substantially as an entirety and
(b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of the Company to holders of Capital Stock of the Company.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 23, 1992, among the Company, the Company's Wholly Owned Subsidiary RI Receivables, Inc. and Bankers Trust Company, as trustee on behalf of the Certificateholders (as defined therein), and related documentation and any extension, renewal, modification, restatement or replacement thereof (in whole or in part), as the same may be amended, supplemented or otherwise modified from time to time, provided, however, the investors in any such receivables program shall not obtain an interest in receivables sold under such program which exceeds $70 million in aggregate principal amount at any one time.

     "Preferred Stock" means the Capital Stock of any Person (other than the Common Stock of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Prospectus" means the Company's final prospectus dated May 12, 1994 in respect of the public offering of the Senior Notes.

     "Qualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock or convertible into or exchangeable or exercisable for Disqualified Capital Stock and includes rights and other securities issuable under the Company's Amended and Restated Rights Agreement, dated as of April 6, 1990, between the Company and The First National Bank of Chicago, as Rights Agent, as such agreement may be amended or supplemented from time to time.

     "redemption date" when used with respect to any of the Senior Notes to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Senior Notes.

     "redemption price" when used with respect to any of the Senior Notes to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

     "Reference Period" has the meaning set forth in the definition of "Consolidated Fixed Charge Coverage Ratio."

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Restricted Payment" means (a) the declaration or payment of any dividend or the making of any other distribution, including any dividend or distribution made in connection with the merger or consolidation of the Company (whether in any such case in cash, securities or other property or assets of the Company or of any of its Subsidiaries), on the Company's or any of its Subsidiaries' Capital Stock, or to the holders of the Company's or any of its Subsidiaries' Capital Stock, whether outstanding on the Issue Date or thereafter (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or of such Subsidiary (subject to the last paragraph of Section 4.06) and other than any dividend or distribution declared or paid by any Wholly Owned Subsidiary of the Company); (b) the making of any Investment by the Company or any of its Subsidiaries in any Person other than Permitted Investments; (c) any purchase, redemption, retirement or other acquisition for value by the Company or any Subsidiary of any Capital Stock of the Company or of any of its Subsidiaries or of any Affiliate of the Company or any other securities of a direct or indirect parent of the Company, whether outstanding on the Issue Date or thereafter, or any warrants, rights or options to purchase or acquire shares of the Capital Stock of the Company or of any of its Subsidiaries or of any Affiliate of the Company, whether outstanding on the Issue Date or thereafter, held by any Person other than the Company or one of its Wholly Owned Subsidiaries, other than through the issuance in exchange therefor solely of Qualified Capital Stock of the Company or of such Subsidiary; or (d) the prepayment, acquisition, decrease or retirement for value prior to maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company that is subordinated (whether pursuant to its terms or by operation of law) to the Senior Notes, in each case to the extent not contained within the definition of "Permitted Payments". The dollar amount of any non-cash dividend or distribution by the Company or any of its Subsidiaries on the Company's or any Subsidiary's Capital Stock shall be equal to the Fair Market Value of such dividend or distribution at the time of such dividend or distribution.

     "Revolving Credit Agreement" means the Credit Agreement dated as of April 26, 1989, among the Company, the lenders party thereto, and the Bank Agent, and any agreement governing Indebtedness incurred to refund or Refinance the borrowings, letters of credit and commitments then outstanding or permitted to be outstanding under the Revolving Credit Agreement, in each case together with the related notes and any other instruments and agreements executed from time to time in connection therewith, and in each case as amended, modified, supplemented, extended, renewed, restated, refunded, replaced or refinanced (in whole or in party, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Notes" means the Senior Notes issued under this Indenture.

     "Stated Maturity" means, with respect to any security or Indebtedness, the date specified therein as the fixed date on which any principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase thereof at the option of the holder thereof).

     A "Subsidiary" of a Person means (a) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, have (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77-bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 9.03.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

     "Trust Officer" means any officer within the Corporate Trust & Agencies Administration Department (or any successor department) of the Trustee, including any vice president, assistant vice president, assistant secretary, director or associate director; any other officer of the Trustee customarily performing functions similar to those performed by any officer of the Corporate Trust & Agencies Administration Department; and any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

     "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all the outstanding shares of Capital Stock (other than directors' qualifying shares, if applicable) of which are owned directly by such Person or another Wholly Owned Subsidiary of such Person.

SECTION 1.02  Other Definitions.
              -----------------

                                              Defined in
                                               Section
"Affiliate Transaction"......................    4.08
"Asset Sale Offer"...........................    4.10
"Asset Sale Offer Amount"....................    4.10
"Asset Sale Offer Payment Date"..............    4.10
"Asset Sale Offer Termination Date"..........    4.10
"Asset Sale Offer Trigger Date"..............    4.10
"Bankruptcy Law".............................    6.01
"Business Day"...............................   10.07
"Change of Control Date".....................    4.16
"Change of Control Offer"....................    4.16
"Change of Control Offer Payment Date".......    4.16
"Change of Control Offer Termination Date"...    4.16
"Custodian"..................................    6.01
"Event of Default"...........................    6.01
"Legal Holiday"..............................   10.07
"Paying Agent"...............................    2.03
"Registrar"..................................    2.03
"United States Government Obligations".......    8.01

SECTION 1.03   Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the Commission;

          "indenture securities" means the Senior Notes;

          "indenture security holder" means a holder of a Senior Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Senior Notes means the Company or any other obligor on the Senior Notes.

     All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04   Rules of Construction.
               ---------------------

     Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular; and

          (e) the male, female and neuter genders include one another.


                                   ARTICLE 2

                                The Senior Notes

SECTION 2.01   Form and Dating.
               ---------------

     The Senior Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form set forth in Exhibit A, which is part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

     The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02  Execution and Authentication.
              ----------------------------

     Two Officers shall sign the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Notes.

     If an Officer whose signature is on a Senior Note no longer holds that office at the time the Senior Note is authenticated, the Senior Note shall nevertheless be valid.

     A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

     Upon a written order of the Company signed by an Officer of the Company, the Trustee shall authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Senior Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 or any integral multiple thereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03  Registrar and Paying Agent.
              --------------------------

     The Company shall maintain or cause to be maintained in the Borough of Manhattan, New York, New York (the "New York Office"), and in such other locations as it shall determine, an office or agency: (a) where securities may be presented for registration of transfer or for exchange ("Registrar"); (b) where Senior Notes may be presented for payment ("Paying Agent"); and (c) where notices and demand to or upon the Company in respect of Senior Notes and this Indenture may be served by the holders of Senior Notes. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar, except that for purposes of Articles 3 and 8 and Sections 4.10 and 4.16, neither the Company nor any of its Subsidiaries shall act as Paying Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such, and the Trustee shall initially act as such. The Trustee shall cause the New York Office to be maintained as long as it acts as Registrar or Paying Agent.

SECTION 2.04  Paying Agent To Hold Money in Trust.
              -----------------------------------

     The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of holders of Senior Notes or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Senior Notes, and will notify the Trustee of any default by the Company in respect of making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders of Senior Notes all money held by it as Paying Agent.

SECTION 2.05  Holder Lists.
              ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Senior Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Senior Notes.

SECTION 2.06  Transfer and Exchange.
              ---------------------

     Where Senior Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Senior Notes for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05.

     The Company shall not be required (a) to issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under
Section 3.02 and ending at the close of business on the day of selection, or (b) to register the transfer or exchange of any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

SECTION 2.07  Replacement Senior Notes.
              ------------------------

     If the holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company as a condition of receiving a replacement Senior Note, the holder of Senior Note must provide an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if the Senior Note is replaced. The Company and the Trustee may charge the relevant holder for their expenses in replacing any Senior Note.

     Every replacement Senior Note is an additional obligation of the Company.

SECTION 2.08  Outstanding Senior Notes.
              ------------------------

     The Senior Notes outstanding at any time are all the Senior Notes properly authenticated by the Trustee except for those cancelled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

     If a Senior Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

     If Senior Notes are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

     A Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

SECTION 2.09  When Treasury Senior Notes Disregarded.
              --------------------------------------

     In determining whether the holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10  Temporary Senior Notes.
              ----------------------

     Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes. If temporary Senior Notes are issued, the Company will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at any office or agency of the Company designated pursuant to Section 2.03 without charge to the holder. Upon surrender for cancellation of any one or more temporary Senior Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Senior Notes of authorized denominations. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

SECTION 2.11  Cancellation.
              ------------

     The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Senior Notes as the Company directs. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  Defaulted Interest.
              ------------------

     If the Company fails to make a payment of interest on the Senior Notes, it shall pay such defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest. It may pay such defaulted interest, plus any such interest payable on it, to the persons who are holders of Senior Notes on a subsequent special record date. The Company shall fix any such record date and payment date. At least 15 days before any such record date, the Company shall mail to holders of Senior Notes a notice that states the record date, payment date and amount of such interest to be paid.

SECTION 2.13  CUSIP Number.
              ------------

     The Company in issuing the Senior Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to holders of Senior Notes; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE 3

                                   Redemption

SECTION 3.01   Notices to Trustee.
               ------------------

     If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of paragraph 5 of the Senior Notes, it shall notify the Trustee of the redemption date and the principal amount of Senior Notes to be redeemed. The redemption price shall be the amount determined pursuant to paragraph 5 of the Senior Notes.

     The Company shall give each notice provided for in this Section at least 50 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

SECTION 3.02  Selection of Senior Notes To Be Redeemed.
              ----------------------------------------

     If less than all the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed by lot or pro rata or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from Senior Notes outstanding not previously called for redemption. The Trustee may select for redemption a portion of the principal of Senior Note that has a denomination larger than $1,000. Senior Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption. The Trustee will make the selection of Senior Notes outstanding and not previously called for redemption. The Trustee shall notify the Company promptly of the Senior Notes or portions of Senior Notes to be called for redemption.

SECTION 3.03  Notice of Redemption.
              --------------------

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each holder whose Senior Notes are to be redeemed.

     The notice shall identify the Senior Notes to be redeemed and shall state:

          (a) the redemption date;

          (b) the redemption price;

          (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion will be issued;

          (d) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (e) that interest on Senior Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the redemption date (unless the Company defaults in the payment of the redemption price);

          (f) the paragraph of the Senior Notes pursuant to which the Senior Notes are being redeemed;

          (g) the aggregate principal amount of Senior Notes that are being redeemed;

          (h) the CUSIP number of the Senior Notes (provided that the disclaimer permitted by Section 2.13 may be made); and

          (i) the name and address of the Paying Agent.

     At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

SECTION 3.04   Effect of Notice of Redemption.
               ------------------------------

     Once notice of redemption is mailed, Senior Notes called for redemption become due and payable on the redemption date at the price set forth in the Senior Note.

SECTION 3.05   Deposit of Redemption Price.
               ---------------------------

     On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

SECTION 3.06   Senior Notes Redeemed in Part.
               -----------------------------

     Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the holder of a Senior Note at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

                                   ARTICLE 4

                                   Covenants

SECTION 4.01   Payment of Senior Notes.
               -----------------------

     The Company shall pay the principal of and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal and interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds as of 1:00 P.M. Eastern Time on that date immediately available funds designated for and sufficient to pay all principal and interest then due.

     To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (a) overdue principal, at the rate borne by Senior Notes, compounded semiannually; and (b) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

SECTION 4.02   Commission Reports.
               ------------------

     So long as any Senior Note is outstanding, the Company shall file with the Commission and, within 15 days after it files them with the Commission, file with the Trustee and thereafter promptly mail or promptly cause the Trustee to mail to the holders of Senior Notes at their addresses as set forth in the register of the Senior Notes copies of the annual reports and of the information, documents and other reports which the Company is required to file with Commission pursuant to Section 13 or 15(d) of the Exchange Act or which the Company would be required to file with the Commission if the Company then had a class of securities registered under the Exchange Act. In addition, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished to its stockholders generally to be filed with the Trustee, no later than the date such materials are mailed or made available to the Company's stockholders, and thereafter mailed promptly to the holders of Senior Notes at their addresses as set forth in the register of Senior Notes.

SECTION 4.03   Compliance Certificate.
               ----------------------

     The Company shall deliver to the Trustee, within 60 days after the end of the first three fiscal quarters and within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company has fully performed its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms and conditions hereof (or, if any Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Senior Notes are prohibited.

     The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any term or condition in this Indenture, without regard to any period of grace or requirement of notice provided hereunder, an Officers' Certificate specifying such Defaults, Event of Default or default.

     So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, at the time the Officers' Certificate described in the second preceding paragraph is filed with respect to any fiscal year end of the Company, the Company also shall file with the Trustee a letter or statement of the independent accountants who shall have certified the financial statements of the Company for its preceding fiscal year in connection with the annual report of the Company to its stockholders for such year to that effect that, in making the examination necessary for certification of such financial statements, nothing came to their attention that would lead them to believe that the Company has violated any of the terms or conditions contained in Sections 4.05, 4.06 and 4.09 of this Indenture, which Default remains uncured at the date of such letter or statement or, if they shall have obtained knowledge of any such uncured Default, specifying in such letter or statement such Default or Defaults and the nature thereof, it being understood that such accountants shall not be liable directly or indirectly for failure to obtain knowledge of any such Default or Defaults and that their examination was not directed primarily toward obtaining knowledge of such non compliance.

SECTION 4.04   Maintenance of Office or Agency.
               -------------------------------

     The Company shall maintain or cause to be maintained the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain or cause to be maintained an office or agency in the City of New York for such purpose.

SECTION 4.05   Limitation on Indebtedness.
               --------------------------

     The Company shall not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, unless (a) no Default or Event of Default shall have occurred and be continuing at the time of the proposed incurrence thereof or shall occur as a result of such proposed incurrence and (b) after giving effect to such proposed incurrence the Company's Consolidated Fixed Charge Coverage Ratio would be greater than 2.0 to 1.0 on or prior to July 31, 1996, and 2.25 to 1.0 on or after August 1, 1996.

SECTION 4.06   Limitation on Restricted Payments.
               ---------------------------------

     The Company shall not, and shall not permit or cause any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of such proposed Restricted Payment, and on a pro forma basis immediately after giving effect thereto:

          A.  no Default or Event of Default has occurred and is continuing;

          B. the aggregate amount expended for all Restricted Payments subsequent to the Issue Date would not exceed the sum of:

               (1) 50% of aggregate Consolidated Net Income of the Company (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period beginning on May 2, 1994 and ending on the last date of the Company's fiscal quarter immediately preceding such proposed Restricted Payment; plus

               (2) 100% of the aggregate Net Equity Proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding (a) any Qualified Capital Stock of the Company paid as a dividend on any Capital Stock of the Company or of any of its Subsidiaries or as interest on any Indebtedness of the Company or of any of its Subsidiaries, (b) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Capital Stock of the Company or of any of its Subsidiaries and (c) any Qualified Capital Stock of the Company with respect to which the purchase price thereof has been financed directly or indirectly using funds (i) borrowed from or advanced by the Company or any of its Subsidiaries, unless and until and to the extent such borrowing advanced is repaid or (ii) contributed or guaranteed by the Company or by any of its Subsidiaries (including, without limitation, in respect of any employee stock ownership or benefit plan) unless and until such guarantee terminates; and

          C. The Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05 (assuming a market rate of interest with respect thereto).

     The foregoing provisions of this covenant will not prevent: (a) the payment of any dividend within 60 days after the date of its declaration if at such date of declaration the payment of such dividend would comply with the provisions set forth above, provided that (i) such dividend will be deemed to have been paid as of its date of declaration for the purposes of this covenant and (ii) at the time of payment of such dividend no other Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the purchase, redemption, retirement or acquisition of any shares of Capital Stock of the Company or of any Subsidiary or any Indebtedness of the Company that is subordinated to the Senior Notes solely by conversion into, in exchange for or with or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company and neither such purchase, redemption, retirement, acquisition, conversion or exchange nor the proceeds of any such sale shall be included in any computation made under clause (B)(2) above or (c) the making of any Permitted Payments. The amounts expended pursuant to clauses (a) and (c) (with respect to those items identified in clauses (a)(i), (d), (e) or (f) of the definition of Permitted Payments) of this paragraph will be included in computing the amounts available for Restricted Payments for purposes of the immediately preceding paragraph.

     For purposes of this covenant a distribution to holders of the Company's Capital Stock of (a) shares of Capital Stock of any of its Subsidiaries or (b) other assets of the Company or of any of its Subsidiaries, without, in either case, the receipt of equivalent consideration therefor shall be deemed to be the equivalent of a cash dividend equal to the excess of the Fair Market Value of the shares or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

SECTION 4.07   Limitations on Payment Restrictions Affecting Subsidiaries.
               ----------------------------------------------------------

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become (after the Issue Date) subject to any consensual encumbrance or restriction of any kind (a) on the ability of any such Subsidiary to (i) pay dividends, in cash or otherwise, or make other payments or distributions on its Capital Stock or any other equity interest or participation in, or measured by, its profits, owned by the Company or by any of its Subsidiaries, or make payments on any Indebtedness owed to the Company or to any of its Subsidiaries, (ii) make loans or advances to the Company or to any of its Subsidiaries, (iii) transfer any of their respective property or assets to the Company or to any of its Subsidiaries or (b) on the ability of the Company or any of its Subsidiaries to receive or retain any such (i) dividends, payments or distributions, (ii) loans or advances or (iii) transfer of property or assets, except for such encumbrances or restrictions existing under or by reason of (1) customary provisions restricting subletting, transfer or assignment under any lease governing a leasehold interest of the Company or of any of its Subsidiaries, (2) applicable law, (3) reasonable covenants set forth in the agreements governing the formation of a joint venture otherwise permitted by this Indenture, (4) Acquired Indebtedness incurred in accordance with this Indenture, provided that such encumbrance or restriction in respect of such Acquired Indebtedness is not applicable to any Person, or the property of any Person, other than the Person, or the property of the Person, so acquired and that such Acquired Indebtedness was not incurred by the Company or any of its Subsidiaries or by the Person being acquired in connection with or anticipation of such acquisition, (5) with respect to clause (a)(iii) and (b)(iii) above, purchase money obligations for property acquired in the ordinary course of business, (6) Indebtedness outstanding immediately after the Issue Date (as in effect on the Issue Date), (7) customary provisions in instruments or agreements relating to a Lien permitted to be created, incurred or assumed pursuant to the provisions of Section 4.11 hereof which restrict the transfer of the property or assets subject to such Lien, (8) customary provisions in any agreement otherwise permitted under this Indenture which (i) provide that transactions between the Company and its Subsidiaries be no less favorable to any such Subsidiary than could be obtained from an unaffiliated third party, and
(ii) do not have any material adverse effect on the ability of such Subsidiary to pay dividends to the Company or otherwise advance cash, directly or indirectly to the Company on terms no less favorable to any such Subsidiary than could be obtained from an unaffiliated third party or (9) any New Indebtedness that is Permitted Refinancing Indebtedness incurred to Refinance any of the Indebtedness set forth in clauses (4), (5) and (6) above to the extent such encumbrance or restriction in respect of the New Indebtedness is no less favorable to the holders and no more restrictive than such encumbrances or restrictions contained in the Indebtedness being Refinanced as of the date of such Refinancing and do not extend to or cover any other Person or the property of any other Person other than the Person in respect of whom such encumbrance or restriction relating to the Indebtedness being Refinanced applied or any replacement of the Pooling and Servicing Agreement to the extent such encumbrance or restriction in respect of the replacement Pooling and Servicing Agreement is no less favorable to the holders and no more restrictive in any material respect than such encumbrances or restrictions contained in the Pooling and Servicing Agreement as in effect on the Issue Date.

SECTION 4.08   Limitations on Transactions with Affiliates.
               -------------------------------------------

     The Company shall not, nor shall the Company permit any of its Subsidiaries to, (a) sell, lease, transfer or otherwise dispose of any of its property or assets to, (b) purchase any property or assets from, (c) make any Investment in, or (d) enter into or amend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or of any Subsidiary of the Company (an "Affiliate Transaction"), other than Affiliate Transactions that, in its reasonable judgment are necessary or desirable for the Company or such Subsidiary in the conduct of its business and that (i) a majority of the members of the Board of Directors of the Company reasonably and in good faith determines are in the best interests of the Company or such Subsidiary and (ii) are on terms (which terms are in writing) that are fair and reasonable to the Company or the Subsidiary and that are no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction by the Company or such Subsidiary from an unaffiliated party, as determined reasonably and in good faith by the Board of Directors of the Company, provided that if the Company or any Subsidiary of the Company enters into an Affiliate Transaction or series of Affiliate Transactions involving or having an aggregate value of more than $10 million such Affiliate Transaction shall, prior to the consummation thereof, have been approved by a majority of the disinterested directors of the Company (or by a majority of the disinterested directors on any committee of directors authorized to consider such matter, provided that the delegation of such matter to such committee has been approved by a majority of disinterested directors of the Company) and, provided, further, that with respect to any such transaction or series of related transactions that involve an aggregate value of more than $20 million the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness to itself of such transaction or series of related transactions from a financial point of view from an Independent Financial Advisor and file the same with the Trustee. The foregoing restriction shall not apply to (x) any transaction between Wholly Owned Subsidiaries of the Company, or between the Company and any Wholly Owned Subsidiary of the Company if such transaction is not otherwise prohibited by the terms of this Indenture and (y) any Restricted Payment made in accordance with Section 4.06.

     Notwithstanding the foregoing, the term "Affiliate Transaction" shall not include any contract, agreement or understanding with or for the benefit of, or a plan for the benefit of, any or all employees of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, a disinterested committee thereof, or a stock issuance to directors pursuant to plans approved by stockholders of the Company.

SECTION 4.09   Limitation on Subsidiary Indebtedness and Preferred Stock.
               ---------------------------------------------------------

     The Company shall not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Preferred Stock other than, without duplication: (a) Indebtedness or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary of the Company, provided that (i) such Indebtedness is not subordinated to any other Indebtedness of such Subsidiary, and (ii) any subsequent issuance or transfer of Capital Stock of a Wholly Owned Subsidiary of the Company (the "Obligee Subsidiary") to whom a Subsidiary of the Company is indebted (the "Obligor Subsidiary") that results in such Obligee Subsidiary ceasing to be a Wholly Owned Subsidiary of the Company or any subsequent transfer such Indebtedness or Preferred Stock of such Obligor Subsidiary by such Obligee Subsidiary (other than to the Company or another Wholly Owned Subsidiary of the Company) shall be deemed in each case to be the incurrence of such Indebtedness or the issuance of such Preferred Stock by each Obligor Subsidiary owing to or issued to, as the case may be, such Obligee Subsidiary to the extent outstanding as of such date; (b) Indebtedness or Preferred Stock of a Subsidiary of the Company which represents the assumption by such Subsidiary of Indebtedness or Preferred Stock of another Subsidiary of the Company in connection with a merger of such Subsidiaries; (c) Indebtedness or Preferred Stock of any Person (other than a Person that has acquired, directly or indirectly, assets from the Company other than in the ordinary course of business) existing at the time such Person becomes a Subsidiary of the Company, provided that (i) such Indebtedness or Preferred Stock was not incurred or issued as a result of or in connection with or in anticipation of such Person becoming a Subsidiary of the Company, (ii) immediately after giving effect to such Person becoming a Subsidiary of the Company (as if such Indebtedness and Preferred Stock were incurred and issued on the first day of the Reference Period) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05 (assuming a market rate of interest with respect thereto), and (iii) the total of the aggregate principal amount of Indebtedness and the aggregate liquidation value of Preferred Stock of such Person outstanding on the date it becomes a Subsidiary of the Company, plus the total of the aggregate principal amount of Indebtedness and the aggregate liquidation value of Preferred Stock of such other Persons incurred under this clause (c) (but only to the extent such debt or Preferred Stock remains outstanding on the date of determination), does not exceed 10% of the Consolidated Net Worth of the Company; (d) Indebtedness and Preferred Stock of any Subsidiary of the Company, provided that (i) immediately after giving effect thereto (as if the incurrence or issuance thereof occurred on the first day of the Reference Period) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05 (assuming a market rate of interest with respect thereto), and (ii) the total of the aggregate principal amount of the Indebtedness and the aggregate liquidation value of Preferred Stock proposed to be issued and incurred by such Subsidiary plus the total of the aggregate principal amount of Indebtedness and the aggregate liquidation value of Preferred Stock incurred and issued by all Subsidiaries of the Company under this clause (d) does not exceed, when added to Indebtedness of the Company incurred under clause (f) of the definition of "Permitted Indebtedness," 10% of Consolidated Net Worth; (e) Permitted Indebtedness incurred by any Subsidiary of the Company under clauses (a) and (g) of the definition of "Permitted Indebtedness"; (f) Indebtedness or Preferred Stock that is Permitted Refinancing Indebtedness incurred or issued to Refinance any Indebtedness or Preferred Stock incurred or issued by a Subsidiary of the Company prior to the Issue Date or in accordance with this Indenture; or (g) Indebtedness of the Company's non-U.S. Subsidiaries under any working capital or other revolving credit facility in an aggregate amount not to exceed $5 million at any one time.

SECTION 4.10   Limitation on Sale of Assets.
               ----------------------------

     The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale unless such Asset Sale is for at least Fair Market Value and at least 80% of the consideration therefrom received by the Company or such Subsidiary is in the form of cash or Cash Equivalents.

     Following any Asset Sale, an amount equal to the Net Cash Proceeds of such Asset Sale shall be applied by the Company or such Subsidiary within 365 days of the date of the Asset Sale, at its election, to either: (a) the payment of Pari Passu Indebtedness with an equal and concurrent reduction in the commitment related to such Pari Passu Indebtedness, if applicable, provided any Net Cash Proceeds which are applied on such pro rata basis to reduce Indebtedness under the Revolving Credit Agreement shall result in a permanent reduction of the borrowing availability thereunder; (b) make any Permitted Program Investment or any other investment in capital assets usable in the Company's or its Subsidiaries' lines of business or in an asset or business in the same line of business as the Company; or (c) a combination of payment and investment permitted by the foregoing clauses (a) and (b). On the earlier of (A) the 366th day after the date of an Asset Sale or (B) such date as the Board of Directors of the Company or of such Subsidiary determines (as evidenced by a written resolution of said Board of Directors) not to apply an amount equal to the Net Cash Proceeds relating to such Asset Sale as set forth in the immediately preceding sentence (each of (A) and (B), an "Asset Sale Offer Trigger Date"), the Company or such Subsidiary shall be obligated to apply an amount equal to aggregate amount of Net Cash Proceeds which have not been applied on or before such Asset Sale Offer

Trigger Date as permitted by the foregoing clauses (a), (b) and (c) of the immediately preceding sentence (each an "Asset Sale Offer Amount") to make an offer to purchase for cash (the "Asset Sale Offer") from all holders of Senior Notes on a pro rata basis that amount of Senior Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest thereon to the date of repurchase. Notwithstanding the foregoing, if an Asset Sale Offer Amount is less than $10 million, the application of such Asset Sale Offer Amount to an Asset Sale Offer may be deferred until such time as such Asset Sale Offer Amount plus the aggregate amount of all Asset Sale Offer Amounts arising subsequent to such Asset Sale Offer Trigger Date from all Asset Sales by the Company and its Subsidiaries aggregates at least $10 million, at which time the Company or such Subsidiary shall apply all Asset Sale Offer Amounts that have been so deferred to make an Asset Sale Offer (the first date the aggregate of all such deferred Asset Sale Offer Amounts is equal to $10 million or more shall be deemed to be an "Asset Sale Offer Trigger Date").

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     Each Asset Sale Offer shall be mailed to the holders of the Senior Notes at the addresses shown on the register of holders maintained by the Registrar with a copy to the Trustee and the Paying Agent, within 10 days following the applicable Asset Sale Offer Trigger Date, and shall comply with each of the procedures for notice set forth below. Each Asset Sale Offer shall remain open until a specified date (the "Asset Sale Offer Termination Date") which is at least 20 Business Days from the date such Asset Sale Offer is mailed. During the period specified in the Asset Sale Offer, holders of Senior Notes may elect to tender their Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company (or applicable Subsidiary) in respect of Senior Notes properly tendered pursuant to this Section on a specified Business Day (the "Asset Sale Offer Payment Date") which shall be no earlier than three Business Days after the Asset Sale Offer Termination Date and no later then 60 days after such applicable Asset Sale Offer Trigger Date. To the extent holders of Senior Notes properly tender Senior Notes in an amount exceeding the Asset Sale Offer Amount, Senior Notes of tendering holders will be repurchased on a pro rata basis (based on amounts tendered).

     The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section 4.10;

          (b) the purchase price (including the amount of the accrued interest, if any) for each Senior Note, the Asset Sale Offer Termination Date and the Asset Sale Offer Payment Date;

          (c) that any Senior Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

          (e) that holders electing to have Senior Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Senior Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that holders of Senior Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Termination Date, a tested telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Senior Notes the holder delivered for purchase, the Senior Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Senior Notes purchased;

          (g) that if Senior Notes in a principal amount in excess of the Asset Sale Offer Amount are tendered pursuant to the Asset Sale Offer, the Company shall purchase Senior Notes on a pro rata basis among the Senior Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

          (h) that holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered; and

          (i) the instructions that holders must follow in order to tender their Senior Notes.

     On the Asset Sale Offer Termination Date, the Company shall (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Senior Notes so accepted together with an Officers' Certificate setting forth the Senior Notes or portions thereof tendered to and accepted for payment by the Company. On the Asset Sale Offer Payment Date, the Paying Agent shall mail or deliver to the holders of Senior Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

     If an offer is made to repurchase the Senior Notes pursuant to an Asset Sale Offer, the Company will and will cause its Subsidiaries to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

SECTION 4.11   Limitation on Liens.
               -------------------

     The Company may not, and may not permit any of its Subsidiaries to, voluntarily or involuntarily, create, incur or assume any Liens upon any of their respective properties or assets whether owned on the Issue Date or acquired thereafter, or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, securing any Indebtedness of the Company or of any of its Subsidiaries other than, without duplication (a) Liens granted by the Company securing Indebtedness of the Company that is incurred in accordance with this Indenture and that is Pari Passu Indebtedness, provided that the Senior Notes are secured on an equal and ratable basis to such Liens, (b) Liens granted by the Company securing Indebtedness of the Company incurred in accordance with this Indenture and that is subordinated to the Senior Notes, provided that the Senior Notes are secured by Liens ranking prior to such Liens, (c) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date, (d) Permitted Liens, (e) Liens relating to other Indebtedness and Sale-Leaseback Financings in an aggregate amount not to exceed at any one time 10% of the Company's Consolidated Net Worth, (f) Liens in respect of Acquired Indebtedness incurred by the Company in accordance with Section 4.05 and in respect of Acquired Indebtedness incurred by a Subsidiary of the Company in accordance with clause (d) of Section 4.09, provided that the Lien in respect of such Acquired Indebtedness secured such Acquired Indebtedness at the time of the incurrence of such Acquired Indebtedness by the Company or by one of its Subsidiaries and such Lien and the Acquired Indebtedness were not incurred by the Company or any of its Subsidiaries or by the Person being acquired or from whom the assets are proposed to be acquired in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or by one of its Subsidiaries and, provided further, that such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or of one of its Subsidiaries, (g) Liens granted by a corporation, which Liens are in existence at the time such corporation becomes a Subsidiary of the Company, provided that such Liens were not created by such corporation in connection with or in anticipation of such corporation becoming a Subsidiary of the Company, and provided further that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets of such acquired corporation prior to the time it became a Subsidiary of the Company and (h) Liens in respect of New Indebtedness that is Permitted Refinancing Indebtedness incurred to Refinance any of the Indebtedness set forth in clauses (a), (b), (c), (e), (f) and (g) above, provided that such Liens in respect of such New Indebtedness are no less favorable to the holders of Senior Notes than the Liens in respect of the Indebtedness being Refinanced and such Liens in respect of New Indebtedness do not extend to or cover any properties or assets of the Company or of any of the Company's Subsidiaries other than the property or assets that secured the Indebtedness being Refinanced.

SECTION 4.12   Continued Existence.
               -------------------

     Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.13   Taxes.
               -----

     The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings or where the failure to do so (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.14   Stay, Extension and Usury Laws.
               ------------------------------

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Senior Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Senior Notes, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.15   Investment Company Act.
               ----------------------

     The Company, as of the Issue Date, is not and shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

SECTION 4.16   Change of Control.
               -----------------

     Following a Change of Control (the date of each such occurrence being the "Change of Control Date"), the Company shall notify the holders of Senior Notes in writing of such occurrence and shall make an offer (the "Change of Control Offer") to purchase all Senior Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the "Change of Control Offer Payment Date" (as defined below).

     Notice of a Change of Control shall be mailed by or at the direction of the Company to the holders of Senior Notes as shown on the register of such holders maintained by the Registrar not less than 15 days nor more than 30 days after the applicable Change of Control Date at the addresses as shown on the register of holders maintained by the Registrar, with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open until a specified date (the "Change of Control Offer Termination Date") which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, holders of Senior Notes may elect to tender their Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. Payment shall be made by the Company in respect of Senior Notes properly tendered pursuant to this Section on a specified Business Day (the "Change of Control Offer Payment Date") which shall be no earlier than three Business Days after the applicable Change of Control Offer Termination Date and no later than 60 days after the applicable Change of Control Date.

     The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that a Change of Control Offer is being made pursuant to this
     Section 4.16 and that all Senior Notes will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Senior Note, the Change of Control Offer Termination Date and the Change of Control Offer Payment Date;

          (c) that any Senior Note not accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company defaults on making the payment, any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Offer Payment Date;

          (e) that holders electing to have Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender their Senior Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Offer Termination Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that holders of Senior Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Offer Termination Date, a tested telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Senior Notes the holder delivered for purchase, the Senior Note certificate number (if any) and a statement that such holder is withdrawing his election to have such Senior Notes purchased;

          (g) that holders whose Senior Notes are purchased only in part will be issued Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered;

          (h) the instructions that holders must follow in order to tender their Senior Notes; and

          (i) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Persons acquiring control and such Persons' business plans going forward).

     On the Change of Control Offer Termination Date, the Company shall (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Senior Notes so accepted together with an Officers' Certificate setting forth the Senior Notes or portions thereof tendered to and accepted for payment by the Company. On the Change of Control Offer Payment Date, the Paying Agent shall mail or deliver to the holders of Senior Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

     In addition, in the event of any Change of Control, the Company shall not, and shall not permit any of its Subsidiaries to, purchase, redeem or otherwise acquire any Indebtedness subordinated or junior to the Senior Notes pursuant to any analogous provision relating to such Indebtedness on or prior to the payment in full in cash or Cash Equivalents of all Senior Notes, together with accrued and unpaid interest thereon with respect to which the Change of Control Offer was accepted.

     If an offer is made to redeem Senior Notes as a result of a Change of Control, the Company will be required to comply with all tender offer rules under state and Federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer.

SECTION 4.17   Limitation on Sale and Leaseback Transactions.
               ---------------------------------------------

     The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction, provided that the Company (and not a Subsidiary of the Company) may enter into such a sale and leaseback transaction if (a) with respect to any such transaction involving the incurrence of Capitalized Lease Obligations, the Company could have (i) incurred Indebtedness in an amount equal to the debt relating to such sale and leaseback transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in
Section 4.05 and (ii)
incurred a Lien to secure such Indebtedness pursuant to Section 4.11, (b) the proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is subject of such sale and leaseback transaction and (c) the Company shall apply or cause to be applied the proceeds of such transaction in compliance with Section 4.10.

SECTION 4.18   Appointments to Fill Vacancies in Trustee's Office.
               --------------------------------------------------

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.19   Further Instruments and Acts.
               ----------------------------

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE 5

                                   Successors

SECTION 5.01   When the Company May Merge, Etc.
               --------------------------------

     The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a Plan of Liquidation unless:

          (a) either (i) the Company shall be the surviving or continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or in the case of a Plan of Liquidation, the Person to which all or substantially all of the assets of the Company have been transferred (1) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Senior Notes and the performance of every covenant of the Senior Notes and this Indenture on the part of the Company to be performed or observed;

          (b) immediately after giving effect to such transaction and any assumption contemplated by clause (2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company (in the case of clause (i) of the foregoing clause (a)) or such Person (in the case of clause (ii) thereof) (i) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) shall be able to incur (assuming a market rate of interest with respect thereto) at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.05, provided that in determining the "Consolidated Fixed Charge Coverage Ratio" of the resulting, transferee or surviving Person, such ratio shall be calculated as if the transaction (including the incurrence of any Indebtedness or Acquired Indebtedness) occurred on the first day of the Reference Period;

          (c) immediately before and after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(2) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of the transaction) no Default or Event of Default shall have occurred and be continuing;

          (d) the Company or such Person shall have delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel (which may be in-house counsel of the Company), each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied and (ii) a certification from the Company's independent certified public accountants stating that the Company has made the calculations required by clause (b) above in accordance with the terms of this Indenture; and

          (e) neither the Company nor any Subsidiary of the Company nor such Person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness), nor any of its property or assets subject to any Lien, unless the Company or such Subsidiary or such Person, as the case may be, could incur such Indebtedness (including Acquired Indebtedness) or create such Lien under this Indenture (giving effect to such Person being bound by all the terms of this Indenture).

     For purposes of Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02   Successor Corporation Substituted.
               ---------------------------------

     Upon any such consolidation, merger, sale, assignment, conveyance, lease or transfer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Senior Notes.

SECTION 5.03   Purchase Option on Change of Control.
               ------------------------------------

     This Article 5 does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 4.16.

                                   ARTICLE 6

                             Defaults and Remedies

SECTION 6.01   Events of Default.
               -----------------

     An "Event of Default" with respect to any Senior Notes occurs if:

          (a) the Company defaults in the payment of principal of, or premium, if any, on the Senior Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to repurchase the Senior Notes on the date required pursuant to
     Section 4.10 or 4.16 or failure to make any optional redemption payment when due; or

          (b) the Company defaults in the payment of any installment of interest on the Senior Notes when due (including any interest payable in connection with any optional redemption payment) and continuance of such default for more than 30 days; or

          (c) the Company fails to observe, perform or comply with any of the provisions described under Sections 4.05, 4.06, 4.09, 4.10, 4.16 and 5.01 and the failure to remedy such failure prior to the receipt of written notice from the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes; or

          (d) the Company defaults (other than a default set forth in Section 6.01, clauses (a), (b) and (c) above) in the performance of, or breach of, any other covenant or warranty of the Company in this Indenture or the Senior Notes and fails to remedy such default or breach within a period of 45 days after the receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes; or

          (e) (i) the Company fails to pay at maturity or a default in the obligation to pay when due the principal of, interest on (but only to the extent any such failure to pay interest is not fully cured prior to the expiration of the grace period provided in such Indebtedness on the date such interest payment was initially due), or any other payment obligation on any other Indebtedness (other than the Senior Notes) of the Company or of any Subsidiary of the Company, whether such Indebtedness exists on the Issue Date or shall be incurred thereafter, having, individually or in the aggregate, an outstanding principal amount of $15,000,000 or more or (ii) any other Indebtedness (other than the Senior Notes) of the Company or of any Subsidiary of the Company, whether such Indebtedness exists on the Issue Date or shall be incurred thereafter, having, individually or in the aggregate, an outstanding principal amount of $15,000,000 or more, is declared due and payable prior to its stated maturity; or

          (f) a court of competent jurisdiction enters one or more judgments or orders against the Company or any Subsidiary of the Company or any of their respective property or assets in an aggregate amount in excess of $15,000,000 and that are not covered by insurance written by third parties, which judgments or orders have not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof; or

          (g) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (h) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Material Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its property, or

               (C) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02   Acceleration.
               ------------

     If an Event of Default (other than an Event of Default specified in clauses
(g) and (h) of Section 6.01) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Senior Notes to be due and payable. Upon such declaration such principal amount, premium, if any, and accrued and unpaid interest shall be immediately due and payable notwithstanding anything contained in this Indenture or the Senior Notes to the contrary. If an Event of Default with respect to the Company specified in clauses (g) or (h) of Section 6.01 occurs, all unpaid principal of, and premium, if any, and accrued and unpaid interest or, Senior Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Senior Notes.

     The holders of a majority in principal amount of the then outstanding Senior Notes by notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal and premium, if any, and interest on the Senior Notes which has become due solely by virtue of such acceleration have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03   Other Remedies.
               --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04   Waiver of Past Defaults.
               -----------------------

     The holders of a majority in aggregate principal amount of the Senior Notes then outstanding may, on behalf of the holders of all the Senior Notes, waive an existing Default or Event of Default and its consequences, except Default or Event of Default in the payment of the principal of or interest on the Senior Notes (other than nonpayment of principal of and premium, if any, or interest on the Senior Notes which has become due solely by virtue of an acceleration which has been duly rescinded, as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all holders of Senior Notes. When a Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05   Control by Majority.
               -------------------

     The holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other holders of Senior Notes or that may involve the Trustee in personal liability; provided that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06   Limitation on Suits.
               -------------------

     A holder of a Senior Note may not pursue any remedy with respect to this Indenture or the Senior Notes unless:

          (a) the holder gives to the Trustee notice of a continuing Event of Default;

          (b) the holders of at least 25% in principal amount of the then outstanding Senior Notes make a request to the Trustee to pursue the remedy;

          (c) such holder or holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

     A holder of a Senior Note may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07   Rights of Holders To Receive Payment.
               ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any holder of a Senior Note to receive payment of principal and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder of a Senior Note.

SECTION 6.08   Collection Suit by Trustee.
               --------------------------

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Senior Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09   Trustee May File Proofs of Claim.
               --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Senior Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Senior Note any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10   Priorities.
               ----------

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

     Second: to holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal and interest, respectively; and

     Third: to the Company.

     Except as otherwise provided in Section 2.12, the Trustee may fix a record date and payment date for any payment to holders of Senior Notes.

SECTION 6.11   Undertaking for Costs.
               ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the then outstanding Senior Notes.


                                   ARTICLE 7

                                  The Trustee

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01   Duties of the Trustee.
               ---------------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) This paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02   Rights of the Trustee.
               ---------------------

     (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in such a document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

     (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03   Individual Rights of the Trustee.
               --------------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04   Trustee's Disclaimer.
               --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05   Notice of Defaults.
               ------------------

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of a Senior Note a notice of the Default or Event of Default within 60 days after it occurs. A Default or an Event of Default shall not be considered known to the Trustee unless it is a Default or Event of Default in the payment of principal or interest when due under Section 6.01(a) or (b) or the Trustee shall have received notice thereof, in accordance with this Indenture, from the Company or from the holders of a majority in principal amount of the outstanding Senior Notes. Except in the case of a Default or Event of Default in payment of principal or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the holders of Senior Notes.

SECTION 7.06   Reports by the Trustee to Holders.
               ---------------------------------

     Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to holders of Senior Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     A copy of each report at the time of its mailing to holders of Senior Notes shall be filed with the Commission and each stock exchange, if any, on which the Senior Notes are listed. The Company shall notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07   Compensation and Indemnity.
               --------------------------

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein extends to any settlement, provided that the Company will not be liable for any settlement made without its consent, provided, further, that such consent will not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on Senior Notes. Such Liens shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08   Replacement of the Trustee.
               --------------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The holders of a majority in principal amount of the then outstanding

Senior Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any holder of a Senior Note who has been a holder for at least six months fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders of Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07. Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09   Successor Trustee by Merger, Etc.
               ---------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee.

SECTION 7.10   Eligibility, Disqualification.
               -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in Section 10.10. The Trustee is subject to TIA (S) 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest.

SECTION 7.11   Preferential Collection of Claims Against Company.
               -------------------------------------------------

     The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship set forth in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE 8

                    Satisfaction and Discharge of Indenture

SECTION 8.01   Termination of Company's Obligations.
               ------------------------------------

     (i) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and 8.03 shall survive) when all outstanding Senior Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Senior Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate its obligations under this Indenture (except the Company's obligations under Sections 7.07 and 8.03) if, under terms satisfactory to the Trustee: (a) the Senior Notes have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year); and (b) the Company irrevocably deposits in trust with the Trustee money or United States Government Obligations (defined below in this Section 8.01), or a combination thereof, sufficient, without consideration of the reinvestment of interest in the opinion of the chief financial officer of the Company expressed in a written certificate delivered to the Trustee, to pay principal and interest on the Senior Notes to maturity or upon redemption, as the case may be. The Company may make the deposit only during the one year period.

     However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.04, 7.07, 7.08, 8.03 and 8.04 shall survive until the Senior Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.03 shall survive.

     After a deposit made pursuant to this Section 8.01, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     In addition, the Company may elect to have either clause (ii) or clause
(iii) below be applied to the outstanding Senior Notes upon compliance with the conditions set forth in clause (iv) below.

     (ii) Upon the Company's exercise under the last sentence of paragraph (i) above of the option applicable to this paragraph (ii), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Senior Notes on the date the conditions set forth below are satisfied ("legal defeasance"). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purpose of the Sections of and matters under this Indenture referred to in subclauses (A), (B), (C) and (D) of this clause (ii), and to have satisfied all its other obligations under such Senior Notes and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of outstanding Senior Notes to receive solely from the trust fund described in clause (iv) below and as more fully set forth in such clause, payments in respect of the principal of, and premium, if any, and interest on such Senior Notes when such payments are due,
(B) the Company's obligations with respect to such Senior Notes when such payments are due, (C) the Company's obligations with respect to such Senior Notes under Sections 2.03, 2.05, 2.06, 2.07 and 4.04, and, with respect to the Trustee, under Section 7.07, (D) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (E) this Section 8.01 and Sections 8.03 and 8.04. Subject to compliance with this Section 8.01, the Company may exercise its option under this clause (ii) notwithstanding the prior exercise of its option under paragraph (iii) below with respect to the Senior Notes.

     (iii) Upon the Company's exercise under the last sentence of clause (i) of the option applicable to this clause (iii), the Company shall be released and discharged from its obligations under any covenant contained in Article 4 (except for Sections 4.01 and 4.04) and Article 5 with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied ("covenant defeasance"), and the Senior Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of holders of Senior Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 but, except as specified above, the remainder of this Indenture (including without limitation obligations set forth in Sections 8.03 and 8.04 hereof) and such Senior Notes shall be unaffected thereby.

     (iv) The following shall be the conditions to the application of either clause (ii) or (iii) above to the outstanding Senior Notes:

          (a) the Company has irrevocably deposited in trust with the Trustee or, at the option of the Trustee, with a trustee, satisfactory to the Trustee and the Company, under terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, cash in United States dollars, United States Government Obligations, or a combination thereof, sufficient, without consideration of the reinvestment of interest, in the opinion of the chief financial officer of the Company expressed in a written certificate delivered to the Trustee, to pay at maturity principal and interest on the Senior Notes; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such United States Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such United States Government Obligations to the payment of said principal and interest with respect to the Senior Notes;

          (b) in the case of an election under clause (ii) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred;

          (c) in the case of an election under clause (iii) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel reasonably acceptable to the Trustee (i) to the effect that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred or (ii) that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the foregoing effect.

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

          (e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under any material agreement or instrument to which the Company or any of its subsidiaries is bound;

          (f) The Company shall deliver to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for relating to the legal defeasance under clause (ii) above or the covenant defeasance under clause (iii) above, as the case may be, have been complied with.

     After such irrevocable deposit made pursuant to this Section 8.01 (and satisfaction of the other conditions set forth herein), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

     As used herein, "United States Government Obligations" means obligations for which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

SECTION 8.02   Application of Trust Money.
               --------------------------

     The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from United States Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Senior Notes.

SECTION 8.03   Repayment to Company.
               --------------------

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04   Reinstatement.
               -------------

     If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   Amendments

SECTION 9.01   Without the Consent of Holders.
               ------------------------------

     The Company and the Trustee may amend or modify this Indenture (including the terms and conditions of the Senior Notes) without notice to or the consent of any holder of Senior Notes for the purpose of:

          (a) adding to the covenants of the Company for the benefit of the holders of Senior Notes;

          (b) surrendering any right or power conferred upon the Company;

          (c) evidencing the successor of another corporation to the Company and the assumption of the Company thereunder and in the Senior Notes as permitted herein;

          (d) curing any ambiguity, or correcting or supplementing any defective provision contained herein or making any changes in any other provisions of this Indenture which the Company and the Trustee deem necessary or desirable and which, in either case, will not adversely affect the interests of the holders of Senior Notes.

SECTION 9.02   With the Consent of Holders.
               ---------------------------

          Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Senior Notes with the written consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes.

          Subject to Sections 6.04 and 6.07, the holders of a majority in principal amount of the Senior Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes.

          However, without the consent of each holder of a Senior Note affected, an amendment or waiver under this Section may not:

          (a) reduce the amount of Senior Notes whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the rate of or extend the time for payment of, interest, including defaulted interest, on any Senior Note;

          (c) reduce the principal of or premium on or change the fixed maturity of any Senior Note or alter the redemption provisions with respect thereto;

          (d) make the principal of or premium, if any, or interest on, any Senior Note payable in money other than as provided for in this Indenture and the Senior Note;

          (e) waive a continuing default in the payment of the principal of or premium, if any, interest on, or redemption or repurchase payment with respect to, any Senior Note, including, without limitation, a continuing default to make payment when required upon a Change of Control or after an Asset Sale Offer Trigger Date;

          (f) after the Company's obligation to purchase the Senior Notes arises hereunder, to then amend, modify or change the obligation of the Company to make or consummate a Change of Control Offer in the event of a Change of Control or an Asset Sale Offer in the event of an Asset Sale Offer Trigger Date or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers; or

          (g) make any change in provisions relating to waivers of defaults, the abilities of holders of Senior Notes to enforce their rights hereunder or the provisions of clauses (a) through (g) of this Section 9.02.

     To secure a consent of the holders under this Section, it shall not be necessary for such holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment or waiver under this Section becomes effective, the Company shall mail to holders of Senior Notes a notice briefly describing the amendment or waiver.

SECTION 9.03   Compliance with the Trust Indenture Act.
               ---------------------------------------

     Every amendment to this Indenture or the Senior Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04   Revocation and Effect of Consents.
               ---------------------------------

     Until an amendment or waiver becomes effective, a consent to it by a holder of a Senior Note is a continuing consent by the holder and every subsequent holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such holder or subsequent holder may revoke the consent as to his or her Senior Note or portion of a Senior Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the holders of the requisite principal amount of Senior Notes have consented to the amendment or waiver.

     The Company may, but shall not obligated to, fix a record date for the purpose of determining the holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from holders of the principal amount of Senior Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective it shall bind every holder, unless it is of the type described in any of clauses (a) through (g) of Section
9.02. In such case, the amendment or waiver shall bind each holder of a Senior Note who has consented to it.

SECTION 9.05   Notation on or Exchange of Senior Notes.
               ---------------------------------------

     Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Senior Notes.

SECTION 9.06   Trustee Protected.
               -----------------

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10

                               General Provisions

SECTION 10.01  Trust Indenture Act Controls.
               ----------------------------

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

SECTION 10.02  Notices.
               -------

     Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), facsimile or overnight air couriers guaranteeing next day delivery, to the other's address stated in Section 10.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to holders of Senior Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a holder of a Senior Note shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

     If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company sends a notice or communication to holders of Senior Notes, it shall send a copy to the Trustee and each Agent at the same time.

     All other notices or communications shall be in writing.

SECTION 10.03  Communication by Holders With Other Holders.
               -------------------------------------------

     Holders of Senior Notes may communicate pursuant to TIA (S) 312(b) with other holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

SECTION 10.04  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05  Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his certificate may be based as aforesaid is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by an officer or officers of the Company, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

     Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06  Rules by Trustee and Agents.
               ---------------------------

     The Trustee may make reasonable rules for action by or a meeting of holders of Senior Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07  Legal Holidays.
               --------------

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the City of New York are not required to be open, and a "Business Day" is any day that is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 10.08  No Recourse Against Others.
               --------------------------

     No director, officer, employee or stockholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. This waiver and release are part of the consideration for the Senior Notes. Each of such directors, officers, employees and stockholders is a third party beneficiary of this
Section 10.08.

SECTION 10.09  Counterparts.
               ------------

     This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10  Other Provisions.
               ----------------

     The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

     The first certificate pursuant to Section 4.03 shall be for the first full fiscal quarter of the Company following the issuance of Senior Notes hereunder.

     The reporting date for Section 7.06 is February 15 of each year. The first reporting date is the first February 15th following the issuance of Senior Notes hereunder.

     The Trustee shall always have, or shall be a Subsidiary of a bank or bank holding company which has, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     The Company's address is:

          Rohr, Inc.
          850 Lagoon Drive
          Chula Vista, CA 91910
          Attention: General Counsel
          Facsimile: (619) 691-4222
          Telephone: (619) 691-2025

     The Trustee's address is:

          IBJ Schroder Bank & Trust Company
          One State Street
          New York, New York 10004
          Attention: Corporate Trust & Agencies Administration
          Facsimile: (212) 858-2952
          Telephone: (212) 858-2529

SECTION 10.11  Governing Law.
               -------------

     The internal laws of the State of New York shall govern this Indenture and the Senior Notes, without regard to the conflict of laws provisions thereof.

SECTION 10.12  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13  Successors.
               ----------

     All agreements of the Company in this Indenture and the Senior Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.14  Severability.
               ------------

     In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15  Table of Contents, Headings, Etc.
               ---------------------------------

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

                                         SIGNATURES

                                         ROHR, INC.

                                         By: /s/ A.L. Majors
                                             ---------------
                                         Name: A.L. Majors
                                         Title: Vice President and Chief
                                                Accounting Officer

Attest:


/s/ R.W. Madsen
- - ---------------
 Secretary

                                         IBJ SCHRODER BANK & TRUST
                                         COMPANY

                                         By: /s/ Barbara McCluskey
                                             ---------------------
                                         Name: Barbara McCluskey
                                         Title: Assistant Vice President

Attest:


/s/ Susan Lowelle
- - -----------------

                                   EXHIBIT A

                               (Face of Security)

No.  _____________                                               $

                                                               CUSIP 775416 AC 4

                                   ROHR, INC.

                           11 5/8% SENIOR NOTE DUE 2003

promises to pay to

or registered assigns,

the principal sum of                                    Dollars on May 15, 2003

Interest Payment Dates:   May 15 and November 15

 Regular Record Dates:   May 1 and November 1

Certificate of Authentication

This Senior Note is one of the Senior Notes issued pursuant to the within-mentioned Indenture.


IBJ SCHRODER                          ROHR, INC.
Bank & Trust Company
as Trustee



By                                    By
  ------------------------------        -----------------------------------
     Authorized Signatory                   President and Chief
                                            Executive Officer


Dated:                                By
                                        -----------------------------------
                                            Secretary

                                    (SEAL)

                              (Back of Security)

                                  ROHR, INC.

                         11 5/8% SENIOR NOTE DUE 2003

     1. INTEREST. Rohr, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above. The Company will pay interest semiannually on May 15 and November 15 of each year. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the person in whose name each Senior Note is registered at the close of business on the May 1 or November 1 immediately preceding the relevant interest payment date even though Senior Notes are cancelled after such record date and on or before the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money, and may mail such check to the holder's registered address.

     3. PAYING AGENT AND REGISTRAR. IBJ Schroder Bank & Trust Company, a New York banking corporation (together with any successor trustee under the Indenture referred to below, the "Trustee"), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Senior Notes under an Indenture dated as of May 15, 1994 (the "Indenture") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured general obligations of the Company limited to $100,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

     5. OPTIONAL REDEMPTION. The Company may redeem the Senior Notes, in whole or in part, prior to maturity at any time on or after May 15, 1999 at the redemption prices (expressed in percentages of principal amount) set forth below plus accrued interest to the date fixed for redemption, if redeemed during the 12-month period beginning on May 15 of each year starting with the year indicated below.


                         Redemption
Year                        Price
- - ----------------------   -----------
1999..................       105.81%
2000..................       103.88%
2001..................       101.94%
2002 and thereafter...       100.00%


     6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the date fixed for redemption to each holder of Senior Notes to be redeemed at his or her registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. In the event of a redemption of less than all of the Senior Notes, the Senior Notes will be chosen for redemption by the Trustee by lot or pro rata or, if required, in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed. On and after the redemption date interest ceases to accrue on Senior Notes or portions of them called for redemption (unless the Company defaults in the payment of the redemption price). If this Senior Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the person in whose name this Senior Note is registered at the close of business on such record date.

     7. CHANGE OF CONTROL. Upon a Change of Control, the Company shall make a Change of Control Offer to purchase all outstanding securities at a price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest to the date of purchase, such offer to be made as provided in the Indenture. To accept the Change of Control Offer, the holder hereof must comply with the terms thereof, including surrendering this Senior Note, with the "Option of Holder to Elect Purchase" portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Change of Control Offer mailed to holders as provided in the Indenture, prior to termination of the Change of Control Offer.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

     9. PERSONS DEEMED OWNERS. The registered holder of a Senior Note may be treated as its owner for all purposes.

     10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Senior Notes may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Senior Notes and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any holder, the Indenture or the Senior Notes may be amended to: add to the covenants of the Company for the benefit of the holders; surrender any right or power conferred upon the Company; evidence the succession of another person to the Company and the assumption by such successor of the covenants and obligations of the Company thereunder and in the Senior Notes as permitted in the Indenture; and cure any ambiguity or correct or supplement any defective provision herein or make any changes in any other provisions of the Indenture which the Company and the Trustee deem necessary or desirable and which in either case will not adversely affect the interest of the holders of the Senior Notes.

     11. DEFAULTS AND REMEDIES. An Event of Default is: default for 30 days in payment of interest on the Senior Notes; default in payment of principal of or premium if any, on the Senior Notes; failure by the Company for 45 days after notice to it to comply with any of its other agreements in the Indenture or the Senior Notes (except that with respect to certain other covenants, such defaults shall be Events of Default with such notice but without such passage of time); certain defaults under and accelerations prior to maturity of certain indebtedness; certain final judgments which remain undischarged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish quarterly compliance certificates to the Trustee.

     12. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

     13. NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the Senior Notes.

     14. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     15. ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

     The Company will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to: General Counsel, Rohr, Inc., 850 Lagoon Drive, Chula Vista, California 91910.

                                ASSIGNMENT FORM

If you the holder want to assign this Senior Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Senior Note to ________________________________
________________________________________________________________________________

(Insert assignee's social security or tax ID number)____________________________


________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________  agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date:______________            Your signature: ---------------------------------
                                         (Sign exactly as your name appears
                                       on the other side of this Senior Note)

Signature Guarantee:____________________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Senior Note purchased by the Company pursuant to Sections 4.10 or 4.16 of the Indenture, check the Box:

     If you wish to have a portion of this Senior Note purchased by the Company pursuant to Sections 4.10 or 4.16 of the Indenture, state the amount in multiples of $1,000:

     $_______________

Date:_____________________________

Your signature:________________________________________________
                     (Sign exactly as your name appears
                    on the other side of this Senior Note)

Signature Guarantee:___________________________________________